Exhibit 99.1

4Q 2020 EARNINGS

NIC Reports Fourth Quarter 2020 Results
Cancels Upcoming Fourth Quarter Conference Call in Light of Pending Transaction with Tyler Technologies

OLATHE, Kan. - February 10, 2021 - NIC Inc. (Nasdaq: EGOV), a leading digital government solutions and payments company, announced results for the fourth quarter of 2020 that ended December 31, 2020, as compared to the fourth quarter of 2019.

•	Total revenues of $141.2 million, a 62% increase.
◦	Total revenues reflect $36.8 million from TourHealth, the Company's COVID-19 testing solution with Impact Health and NEXT Marketing.
◦	Total revenues reflect $8.4 million from pandemic unemployment services provided to the Commonwealth of Virginia.
•	Operating income of $23.9 million, a 104% increase.
◦	Operating income reflects a $5.2 million contribution from TourHealth.
◦	Operating income reflects a $1.9 million contribution from pandemic unemployment services provided to the Commonwealth of Virginia.
•	Net income of $17.8 million, a 79% increase.
•	Diluted earnings per share of 26 cents, a 73% increase.
◦	Diluted earnings per share reflects an approximate 5 cent contribution from TourHealth.
◦	Diluted earnings per share reflects an approximate 2 cent contribution from pandemic unemployment services provided to the Commonwealth of Virginia.
◦
Diluted earnings per share was positively impacted by approximately 1 cent due to the release of reserves for unrecognized income tax benefits resulting from statute of limitations expirations. Certain similar discrete tax items positively impacted diluted earnings per share by approximately 2 cents in the prior year.

•	Adjusted EBITDA of $29.8 million, a 77% increase.

Additional Fourth Quarter Financial Highlights:
•	Same state revenues of $88.0 million, a 22% increase.
◦
Same state transaction-based revenues from Interactive Government Services (IGS) increased 13%, driven, in part, by higher revenues from DMV-related services, such as auto registrations, tax-related services, and outdoor recreation services, among others.

◦	Same state transaction-based revenues from Driver History Records (DHR) decreased 4%, driven by volume declines in several states resulting primarily from the COVID-19 pandemic.
◦
Same state revenues from other services (development services & fixed-fee management services) increased 240%, driven by revenues from pandemic unemployment services provided to the Commonwealth of Virginia, as described above.

•
Financial results from the Company’s Texas payment processing contract previously included in the State Enterprise category were included in the Software & Services category beginning in the first quarter of 2020.  Financial results in the prior year were reclassified to match the current year presentation.

•	Software & Services revenues of $53.1 million, a 260% increase, driven primarily by revenues from TourHealth, as described above.
•
On February 1, 2021, the Company’s Board of Directors declared a regular quarterly cash dividend of 9 cents per share, payable to stockholders of record as of March 3, 2021. The dividend, which is expected to total approximately $6.1 million based on the current number of shares outstanding, will be paid on March 17, 2021 out of the Company’s available cash.

Operational Highlights:
The Illinois Department of Agriculture awarded the Company a contract to provide its cannabis licensing solution for the state of Illinois through 2024.

In addition to this award, several of the Company’s long-term government partners recently extended their relationships with the Company:

•	Alabama extended its enterprise contract with the Company for one year.
•	Indiana extended its enterprise contract with the Company for one year.

During the fourth quarter of 2020, TourHealth provided testing services to the states of Florida, South Carolina and Kansas, as well as the Alabama Department of Corrections and the University of Mississippi. Beginning in the first quarter of 2021, TourHealth began testing legislators, staff and media at the Capitol building in Carson City, Nevada. The TourHealth team has also partnered with Delta airlines to test passengers and staff of international flights initially at the Detroit Metropolitan Airport and the Minneapolis−Saint Paul International Airport.

“I am very proud of our very strong financial performance in the fourth quarter of 2020,” said Harry Herington, NIC CEO and Chairman of the Board. “These results are a testament to the dedication and focus of our employees and our federal, state and local partners, who worked tirelessly to provide essential government services and introduce new critical solutions to citizens and businesses alike, all in the midst of a global pandemic.”

Full Year 2020 Performance:

•	Total revenues of $460.5 million, a 30% increase.
◦	Total revenues reflect $61.6 million from TourHealth.
◦	Total revenues reflect $19.6 million from pandemic unemployment services provided to the Commonwealth of Virginia.
•	Operating income of $87.4 million, a 40% increase.
◦	Operating income reflects a $10.0 million contribution from TourHealth.
◦	Operating income reflects a $5.0 million contribution from pandemic unemployment services provided to the Commonwealth of Virginia.
•	Net income of $68.6 million, a 36% increase.
•	Diluted earnings per share of $1.01, a 35% increase.
◦	Diluted earnings per share reflects an approximate 12 cent contribution from TourHealth.
◦	Diluted earnings per share reflects an approximate 6 cent contribution from pandemic unemployment services provided to the Commonwealth of Virginia.
◦
Diluted earnings per share was positively impacted by approximately 5 cents due to the release of reserves for unrecognized income tax benefits resulting from statute of limitations expirations and other favorable tax adjustments recognized upon filing the Company's 2019 tax return. Certain similar discrete tax items positively impacted diluted earnings per share by approximately 3 cents in the prior year.

•	Adjusted EBITDA of $108.8 million, a 31% increase.

Additional 2020 Financial Highlights:
•	Same state revenues of $329.4 million, a 14% increase.
◦	Same state transaction-based revenues from Interactive Government Services (IGS) increased 14%.
◦	Same state transaction-based revenues from Driver History Records (DHR) decreased 6%, driven by volume declines in several states resulting primarily from the COVID-19 pandemic.
◦
Same state revenues from other services (development services & fixed-fee management services) increased 136%, driven by revenues from pandemic unemployment services provided to the Commonwealth of Virginia, as described above.

◦	The results of the Illinois contract were excluded from the same-state category for the full year 2020.
•	Software & Services revenues of $128.7 million, a 101% increase, driven primarily by revenues from TourHealth, as described above.

Transaction with Tyler Technologies
In a separate press release issued today, NIC and Tyler Technologies (NYSE: TYL) jointly announced that they have entered into a definitive agreement under which Tyler Technologies will acquire all outstanding shares of NIC in an all-cash transaction valued at approximately $2.3 billion. A copy of the press release can be found on NIC’s investor relations website at ir.egov.com. In light of the announced transaction, NIC’s earnings call scheduled for February 11, 2021 will no longer take place.

About NIC
NIC (Nasdaq: EGOV) is a leading digital government solutions and payments company, serving more than 7,000 federal, state and local government agencies across the nation.  With headquarters in Olathe, Kansas, and offices in more than 30 states, NIC partners with government to deliver user-friendly digital services that make it easier and more efficient to interact with government – providing valuable conveniences like applying for unemployment insurance, submitting business filings, renewing licenses, accessing information and making secure payments without visiting a government office. In the COVID-19 era and beyond, NIC helps government agencies rapidly deliver new digital solutions to provide essential services to citizens and businesses alike. Having served the public sector for nearly 30 years, NIC continues to evolve with its federal, state and local government partners to deliver innovative and cost-effective digital government to constituents. Learn more at www.egov.com.

Non-GAAP Measures
In addition to the results presented in accordance with U.S. GAAP, the Company presents non-GAAP financial measures, such as adjusted EBITDA and adjusted EBITDA margin. Adjusted EBITDA is defined as net income excluding interest, income tax expense, depreciation & amortization, stock-based compensation and other significant non-operating or non-recurring items that are considered expenses or income under U.S. GAAP. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenues. These measures should be used in addition to, and not as a substitute for, revenues, operating income, operating income margin, net income, earnings per share or other measures of profitability, liquidity or other performance measures computed in accordance with U.S. GAAP. The Company believes the presentation of adjusted EBITDA and adjusted EBITDA margin is useful to investors and other users as these measures represent key supplemental information to compare and evaluate the Company's core underlying business results over time and with other companies. The non-GAAP measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. The attached schedule provides a full reconciliation of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures. Adjusted EBITDA and adjusted EBITDA margin represent performance measures and are not intended to represent liquidity measures.

Cautionary Statement Regarding Forward-Looking Information
Any statements made in this release that do not relate to historical or current facts constitute forward-looking statements. These statements often address NIC’s potential financial performance for the 2021 fiscal year or future fiscal years, estimates, projections, the expected length of contract terms, statements relating to NIC’s business plans, objectives and expected operating results, statements relating to potential new contracts or renewals, statements relating to NIC’s expected effective tax rate, statements relating to the proposed transaction with Tyler Technologies, statements relating to possible future dividends and share repurchases, statements related to the ongoing effects the COVID-19 pandemic is expected to have on NIC’s business and financial results, including statements relating to the duration, profitability and unsatisfied performance obligations of NIC’s services, including NIC’s COVID-19 testing solution, and other possible future events, including potential acquisitions, and the assumptions upon which those statements are based. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. These risks include regional or national business, political, economic, competitive, social and market conditions, including various termination rights of NIC and its partners, the ability of NIC to renew existing contracts – in whole or in part, and to sign contracts with new federal, state, and local government agencies, the impact of potential information technology, cybersecurity or data security breaches or incidents, NIC’s ability to consummate the proposed transaction with Tyler Technologies, and the effects the COVID-19 pandemic may have on continued demand for and profitability of NIC’s services, including NIC’s COVID-19 testing solution, as well as its government agency partners, its workforce and the broader economy. You should not rely on any forward-looking statement as a prediction or guarantee about the future. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the sections titled "Risk Factors" and "Cautions About Forward-Looking Statements" of NIC’s most recent Forms 10-K and subsequent reports filed with the SEC. These filings are available at the SEC's website at www.sec.gov. Any forward-looking statements included in this release speak only as of the date of this release. Except as may be required by applicable law, NIC undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It
This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This release may be deemed to be solicitation material in respect of the proposed transaction involving NIC and Tyler Technologies.  In connection with the proposed transaction, NIC plans to file a proxy statement with the SEC.  STOCKHOLDERS OF NIC ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT NIC WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.  Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by NIC at the SEC’s website at www.sec.gov.  Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, on NIC’s Investor Relations website at https://ir.egov.com.

Participants in Solicitation
NIC and Tyler Technologies and their respective directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed merger.  Information regarding NIC’s directors and executive officers is available in its proxy statement filed with the SEC on March 12, 2020.  Information regarding Tyler Technologies’ directors and executive officers is available in its proxy statement filed with the SEC on April 1, 2020.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available).  These documents can be obtained free of charge from the sources indicated above.

Contacts

Investors:
Steve Kovzan
Chief Financial Officer
(913)754-7007
stevek@egov.com

Media:
Elizabeth Proudfit
Senior Vice President - Marketing & Communications
(646)845-7356
eproudfit@egov.com

NIC INC.
CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL SUMMARY
(In thousands, except per share amounts and percentages)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenues:
State enterprise revenues	$88,030	$72,301	$331,720	$290,281
Software & services revenues	53,126	14,773	128,734	63,924
Total revenues	141,156	87,074	460,454	354,205
Operating expenses:
State enterprise cost of revenues, exclusive of depreciation & amortization	53,947	44,610	199,901	175,490
Software & services cost of revenues, exclusive of depreciation & amortization	42,475	11,541	94,833	41,636
Selling & administrative	9,354	8,727	34,551	35,200
Enterprise technology & product support	7,694	6,917	29,491	26,850
Depreciation & amortization	3,762	3,535	14,245	12,610
Total operating expenses	117,232	75,330	373,021	291,786
Operating income	23,924	11,744	87,433	62,419
Other income:
Interest income	—	604	389	2,514
Income before income taxes	23,924	12,348	87,822	64,933
Income tax provision	6,080	2,390	19,228	14,503
Net income	$17,844	$9,958	$68,594	$50,430

Basic net income per share	$0.26	$0.15	$1.01	$0.75
Diluted net income per share	$0.26	$0.15	$1.01	$0.75
Weighted average shares outstanding:
Basic	67,030	66,967	67,010	66,884
Diluted	67,166	66,967	67,117	66,884

Key financial metrics:
Total revenue growth	62%	11%	30%	3%
Recurring revenues as a % of total revenues	65%	97%	80%	97%
State enterprise revenue growth (decline)	22%	9%	14%	(7)%
Same state revenue growth	22%	9%	14%	10%
Gross profit % - state enterprise	39%	38%	40%	40%
Software & services revenue growth	260%	19%	101%	97%
Gross profit % - software & services	20%	22%	26%	35%
Selling & administrative as a % of total revenues	7%	10%	8%	10%
Enterprise technology & product support as a % of total revenues	5%	8%	6%	8%
Operating income as a % of total revenues ("operating margin")	17%	13%	19%	18%
State enterprise revenue analysis:
IGS	$53,466	$47,160	$209,902	$183,987
DHR	20,165	20,901	85,338	91,059
Development services	13,161	3,002	31,530	10,285
Fixed-fee management services	1,238	1,238	4,950	4,950
Total state enterprise revenues	$88,030	$72,301	$331,720	$290,281

NIC INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amount)
(Unaudited)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash	$236,513	$214,380
Trade accounts receivable, net	155,484	85,399
Prepaid expenses & other current assets	23,638	12,944
Total current assets	415,635	312,723
Property and equipment, net	9,341	10,091
Right of use lease assets, net	10,809	10,778
Intangible assets, net	20,737	22,398
Goodwill	5,965	5,965
Other assets	1,862	404
Total assets	$464,349	$362,359

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$82,364	$63,685
Accrued expenses	61,064	25,940
Lease liabilities	4,078	3,776
Other current liabilities	10,491	7,191
Total current liabilities	157,997	100,592

Deferred income taxes, net	1,097	2,463
Lease liabilities	7,172	7,373
Other long-term liabilities	4,934	6,003
Total liabilities	171,200	116,431

Commitments and contingencies	—	—

Stockholders' equity:
Common stock, $0.0001 par, 200,000 shares authorized, 67,031 and 66,968 shares issued and outstanding	7	7
Additional paid-in capital	129,456	123,208
Retained earnings	163,686	122,713
Total stockholders' equity	293,149	245,928
Total liabilities and stockholders' equity	$464,349	$362,359

NIC INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income	$68,594	$50,430
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	14,245	12,610
Stock-based compensation expense	7,158	6,769
Deferred income taxes	(1,483)	1,682
Provision for losses on accounts receivable	1,505	782
Loss on disposal of property and equipment	—	89
Changes in operating assets and liabilities:
Trade accounts receivable, net	(71,134)	(4,826)
Prepaid expenses & other current assets	(10,694)	789
Other assets	2,940	4,430
Accounts payable	18,679	3,593
Accrued expenses	35,124	1,788
Other current liabilities	2,084	1,132
Other long-term liabilities	(4,181)	(7,218)
Net cash provided by operating activities	62,837	72,050

Cash flows from investing activities:
Capital expenditures	(3,354)	(4,253)
Capitalized software development costs	(8,481)	(8,671)
Business combination	—	(10,000)
Asset acquisition	—	(3,486)
Net cash used in investing activities	(11,835)	(26,410)

Cash flows from financing activities:
Cash dividends on common stock	(24,398)	(21,649)
Proceeds from employee common stock purchases	1,509	1,443
Shares surrendered upon vesting of restricted stock to satisfy tax withholdings	(2,036)	(2,754)
Repurchase of shares	(3,944)	—
Net cash used in financing activities	(28,869)	(22,960)

Net increase in cash	22,133	22,680
Cash, beginning of period	214,380	191,700
Cash, end of period	236,513	214,380

Other cash flow information:
Non-cash activities:
Contingent consideration - business combination	$—	$960
Cash payments:
Income taxes paid, net	$19,649	$16,035

NIC INC.
 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of net income to Adjusted EBITDA	2020	2019	2020	2019
Net income	$17,844	$9,958	$68,594	$50,430
Add: Income tax expense	6,080	2,390	19,228	14,503
Less: Interest income	—	604	389	2,514
Operating income	23,924	11,744	87,433	62,419
Add: Depreciation & amortization expense	3,762	3,535	14,245	12,610
Add: Stock-based compensation expense, inclusive of executive severance (1)	2,102	1,543	7,158	6,769
Add: Executive severance payments (1)	—	—	—	1,526
Adjusted EBITDA	$29,788	$16,822	$108,836	$83,324

Total Revenues	$141,156	$87,074	$460,454	$354,205

Net income as a % of total revenues ("net profit margin")	13%	11%	15%	14%
Adjusted EBITDA as a % of total revenues ("Adjusted EBITDA margin")	21%	19%	24%	24%

Detail of stock-based compensation expense
State enterprise cost of revenues, exclusive of depreciation & amortization	$418	$373	$1,585	$1,499
Software & services cost of revenues, exclusive of depreciation & amortization	47	26	162	101
Selling & administrative	1,415	972	4,599	4,495
Enterprise technology & product support	222	172	812	674
Total stock-based compensation expense	$2,102	$1,543	$7,158	$6,769

(1)
Executive severance expense of $2.6 million related to the departure of the Company's former Chief Operating Officer in the first quarter of 2019 is included in selling & administrative expense in the consolidated statements of income and financial summary for the twelve months ended December 31, 2019. These costs consisted of a one-time cash payment of $1.5 million and $1.1 million of stock-based compensation expense associated with the accelerated vesting of certain restricted stock awards. These costs were excluded from Adjusted EBITDA because the Company does not regard these costs as reflective of normal recurring costs to operate its business.